UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2011

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted.  Section 1503 of the Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the federal Mine Safety and Health Administration (“MSHA”).

On May 13, 2011, a contractor working at Leeco Incorporated, a subsidiary of James River Coal Company, #64 Preparation Plant received an imminent danger order under section 107(a) of the Mine Act.  The contractor was observed lowering a two-man crew to the ground in a personnel hoist basket.  The contractor did not have documented certification of the personnel hoisting system being properly designed and rigged and as a result, without documentation, an imminent danger would exist for workers in the hoist basket.   All events noted in the order, although occurring on Leeco Incorporated’s property, were under the contractor’s identification number and occurred on the surface.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)
By: /s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer
Date:  May 19, 2011